UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): February 12, 2005

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-23305 (Commission File No.)	77-0357037 (I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On February 12, 2005, the Company and an investment partnership led by Millennium Technology Value Partners, L.P., a New York-based private equity fund (“Millennium”), Silicon Valley Bank and Morrison & Foerster LLP entered into an asset purchase agreement (the “Purchase Agreement”) for substantially all of the assets of the Company, subject to Bankruptcy Court approval and the solicitation of higher or better proposals for the purchase of such assets or another restructuring of the Company. Under this Purchase Agreement and a related letter agreement (the “Letter Agreement”) among Millenium, Silicon Valley Bank and Morrison & Foerster LLP (collectively, the “Buyer”), Huron Consulting Services LLC (“Huron”) and the Company, the Buyer will credit bid not less than approximately $5.2 million as of the date of the Purchase Agreement, among other consideration, in exchange for the purchase of the assets, free and clear of any interests in the Company’s assets. The Buyer and Huron hold substantially all of the Company’s secured debt, and Millenium is the lender for the Company’s $2 million debtor-in-possession credit facility. The Purchase Agreement and the Letter Agreement, if consummated, would provide for the satisfaction of substantially all of the secured debt obligations of the Company, and the Buyer is responsible for the costs of curing any assumed contracts at closing. The Purchase Agreement also provides for an additional $250,000 in cash consideration to the Company, and that the purchase price will increase as the underlying debt that is the subject of the credit bid accrues additional amounts. The transaction described in the Purchase Agreement is scheduled to close on or before March 18, 2005. If the transaction has not closed by such date, the Buyer may terminate the Purchase Agreement. In the event that the Company consummates an alternative transaction with a party other than the Buyer, the Purchase Agreement, as modified by order of the Bankruptcy Court, provides that the Buyer may be entitled to a break-up fee in the amount of $150,000. On February 18, 2005, the Company issued a press release announcing, among other things, the execution of the Purchase Agreement. Copies of the Purchase Agreement, the Letter Agreement and the press release are attached as Exhibits 10.4, 10.5, and 99.1 and are incorporated by reference in their entirety.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

At a hearing held on February 14, 2005 in the United States Bankruptcy Court for the Northern District of California, the Bankruptcy Court granted final approval for the Company’s debtor-in-possession financing in the amount of up to $2 million (the “Financing”), the agreement (the “Cash Collateral Agreement”) with the Company’s existing bank lender regarding continued access to working capital and the procedures (the “Bidding Procedures”) for interested parties to submit proposals in connection with the Company’s restructuring efforts, including, but not limited to, higher or better proposals to compete with the Purchase Agreement. Specifically, competing proposals must be submitted on or before February 21, 2005 in conjunction with a solicitation conference to occur on February 28, 2005. The Bankruptcy Court has scheduled a hearing for March 11, 2005 at 10:00 a.m. to consider approval of the highest or best proposal.

At this time, the Company cannot predict what values will be ascribed in the cases to claims against or interests in the Company because there are a variety of factors that may affect such values, including, but not limited to, the terms of restructuring proposals that the Company receives and the terms of any reorganization plan that may ultimately be confirmed. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of its liabilities and/or securities.

The Bankruptcy Court also approved the Company’s request for additional time to submit its schedules of assets and liabilities and statement of financial affairs, for approval of an interim agreement with AT&T Corp. resolving certain disputes and for the rejection of the Company’s Redwood City, California lease, subject to notice to the Company’s landlord at such location.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit
No.	Description
10.4	Asset Purchase Agreement dated as of February 12, 2005 among MTVP (First Virtual Investments), LLC, Silicon Valley Bank, Morrison & Foerster LLP, First Virtual Communications, Inc. and CUseeMe Networks, Inc.
10.5	Letter Agreement dated February 12, 2005 among Huron Consulting Services LLC, MTVP (First Virtual Investments), LLC, Silicon Valley Bank, Morrison & Foerster LLP, First Virtual Communications, Inc. and CUseeMe Networks, Inc.
99.1	Press Release issued February 18, 2005

Cautionary Statement:

In addition to the historical information contained in this Current Report, certain of the information contained in this Current Report should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to access working capital, including, but not limited to, the use of cash collateral or debtor-in-possession financing; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more transactions for the sale of the Company’s assets or other change-of-control transactions under a plan or plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court’s approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the Company’s ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; the Company’s potential inability to maintain business relationships with the Company’s integrators, distributors and suppliers; and other risk factors set forth in the Company Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. The Company’s expectations and the events, conditions, and circumstances on which these forward-looking statements are based may change.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Jonathan G. Morgan
Jonathan G. Morgan
Chief Executive Officer, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.4	Asset Purchase Agreement dated as of February 12, 2005 among MTVP (First Virtual Investments), LLC, Silicon Valley Bank, Morrison & Foerster LLP, First Virtual Communications, Inc. and CUseeMe Networks, Inc.
10.5	Letter Agreement dated February 12, 2005 among Huron Consulting Services LLC, MTVP (First Virtual Investments), LLC, Silicon Valley Bank, Morrison & Foerster LLP, First Virtual Communications, Inc. and CUseeMe Networks, Inc.
99.1	Press Release issued February 18, 2005